As filed with the Securities and Exchange Commission on June 9, 2005

Registration Nos. 333-101122

333-82988

333-101779

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baxter International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	One Baxter Parkway Deerfield, Illinois 60015 (847) 948-2000	36-0781620 (I.R.S. Employer Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert M. Davis

Corporate Vice President and Treasurer

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015

(847) 948-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Susan R. Lichtenstein, Esq. Corporate Vice President, General Counsel and Secretary Baxter International Inc. One Baxter Parkway Deerfield, Illinois 60015 (847) 948-2000 (Counsel for the Registrant)	Stephen W. Hamilton, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, DC 20005 (202) 371-7000 (Counsel for the Registrant)

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (1)(3)	Amount of Registration Fee (2)(4)
Common Stock, par value $1.00 (5) Preferred Stock Convertible Preferred Stock Stock or Debt Warrants Convertible Debt Securities Equity Purchase Contracts Equity Purchase Units Debt Securities
Total	$2,000,000,000	N/A	$2,000,000,000	$184,000

(1)	Registered hereunder are such indeterminate amount of Common Stock, $1 par value, Preferred Stock, Convertible Preferred Stock, Stock or Debt Warrants, Convertible Debt Securities, Equity Purchase Contracts, Equity Purchase Units and Debt Securities, as may, from time to time, be issued at indeterminate prices, with an aggregate initial offering price not to exceed $2,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. This total amount includes such indeterminate amount of securities as may, from time to time, be issued: (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.
(2)	The prospectus included in this Registration Statement also relates to $500,000,000 aggregate initial offering price of the Registrant’s debt securities that were previously registered pursuant to Registration Statement No. 333-82988 and have not yet been issued and sold. Such amount is carried forward into the prospectus included in this Registration Statement pursuant to Rule 429 under the Securities Act of 1933. In addition, the prospectus included in this Registration Statement relates to $500,000,000 aggregate initial offering price of additional securities registered under Rule 462(b) on Registration Statement No. 333-101779.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. Proposed maximum offering price per unit is not specified as to each class of securities pursuant to General Instruction II.D. to Form S-3 and Rule 457(o) under the Securities Act.
(4)	Calculated pursuant to Rule 457(o) at the statutory rate of $92.00 per $1,000,000 of securities registered and previously paid in connection with the initial filing of this Form S-3 on November 12, 2002. With respect to the $500,000,000 aggregate initial offering price of securities previously registered and carried forward into the prospectus included with this Registration Statement pursuant to Rule 429 under the Securities Act, the Registrant has previously paid the related filing fees. In connection with this Registration Statement, the Registrant is paying a fee based solely on the additional securities being registered and having an aggregate initial offering price of $2,000,000,000.
(5)	Each share of common stock includes an associated right to purchase preferred stock which trades with the common stock. The value, if any, attributable to the rights is reflected in the market price of the common stock.

The prospectus included in this Registration Statement and any supplements to such prospectus also relate to the remaining $500,000,000 aggregate initial offering price of the Registrant’s debt securities that were previously registered under the Securities Act of 1933 pursuant to Registration Statement No. 333-82988 and have not yet been issued and sold. Such amount is carried forward into the prospectus included in this Registration Statement pursuant to Rule 429 under the Securities Act of 1933. In addition, the prospectus included in this Registration Statement relates to $500,000,000 aggregate initial offering price of additional securities registered under Rule 462(b) on Registration Statement No. 333-101779.

Explanatory Note

This Post-Effective Amendment No. 1 is being filed for the purpose of correcting an inadvertent mistake on the cover page of the prospectus in the Registrant’s initial Registration Statement on Form S-3 (File No. 333-101122) (the “2002 Universal Shelf”), relating to the amount of registered but unissued securities carried forward into this 2002 Universal Shelf from the Registrant’s Registration Statement on Form S-3 (File No. 333-82988) (the “2002 Debt Shelf”) pursuant to Rule 429 under the Securities Act of 1933. As indicated on the facing page of the initial Form S-3 for the 2002 Universal Shelf, $500,000,000 aggregate initial offering price of the Registrant’s securities that were previously registered pursuant to the 2002 Debt Shelf remain unissued and unsold, and such amount was carried forward into this 2002 Universal Shelf but was not reflected on the cover page of the prospectus. In addition, subsequent to the effectiveness of the 2002 Universal Shelf Registration Statement, on December 11, 2002, the Registrant filed a Registration Statement on Form S-3 (File No. 333-101779) pursuant to Rule 462(b) under the Securities Act to increase the aggregate amount of securities covered by the prospectus by $500,000,000. The corrected cover page included herewith reflects the correct aggregate amount of $3,000,000,000.

In addition to correcting the aggregate amount of securities covered by the prospectus and re-dating the prospectus, certain information in the following sections of the prospectus has been updated: “Where You Can Find More Information,” “About the Company,” “Legal Matters” and “Independent Registered Public Accounting Firm.” Other than these changes, the prospectus included herein remains unchanged from the base prospectus included in the 2002 Universal Shelf Registration Statement and declared effective on November 20, 2002.

PROSPECTUS

Baxter International Inc.

Up to $3,000,000,000 of

Common Stock, $1 Par Value

Preferred Stock

Convertible Preferred Stock

Warrants to Purchase Common Stock or Debt Securities Convertible Debt Securities

Equity Purchase Contracts

Equity Purchase Units

Debt Securities

Baxter International Inc. may offer from time to time up to $3,000,000,000 of any combination of the securities described in this prospectus. The terms of each such offering will be determined when an agreement to sell is made. Securities we may sell include:

• common stock	• preferred stock

• convertible debt securities	• convertible preferred stock

• stock or debt warrants	• debt securities

• equity purchase contracts	• equity purchase units

Unless the context otherwise requires, the terms “Company,” “we,” “us,” and “our” in this prospectus refer to Baxter International Inc., a Delaware corporation, together with its subsidiaries. Unless the context otherwise indicates, “common stock” refers to the common stock, $1 par value per share, of Baxter International Inc. and the associated Series B junior participating preferred stock purchase rights (currently traded with our common stock). Any or all of the above securities are referred to as “offered securities” in this prospectus.

We will provide specific terms of the offered securities to be sold in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus. We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement. Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2005

NOTICE TO INVESTORS

You should rely only on the information contained, or incorporated by reference, in this prospectus. We have not authorized anyone to provide you with different or additional information. you should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a universal “shelf” registration process for a delayed, or continuous, or intermittent offering process. Under this shelf registration process, we may issue and sell, from time to time, the offered securities in one or more offerings.

This prospectus provides you with a general description of the securities which may be offered by us. Each time we sell securities, we are required to provide you with a prospectus and a prospectus supplement containing specific information about us and the terms of that particular offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those offered securities. Any prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We incorporate by reference in this prospectus the following documents filed by us with the SEC:

•	our most recent Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 16, 2005;

•	our Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, filed with the SEC on March 31, 2005; and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 6, 2005;

•	our Current Reports on Form 8-K, filed with the SEC on January 10, 2005; February 25, 2005; March 14, 2005 (Item 4.02 only); March 21, 2005; and March 31, 2005;

•	the description of our common stock, which is registered under Section 12 of the Exchange Act, contained in our Registration Statement on Form 8, filed with the SEC on June 26, 1986, including any subsequent amendment or any report filed for the purpose of updating such description;

•	the description of our series B junior participating preferred stock purchase rights, which is registered under Section 12 of the Exchange Act, contained in our Registration Statement on Form 8-A, filed with the SEC on February 23, 1999; and

•	the amended description of our series B junior participating preferred stock purchase rights contained in our Registration Statement on Form 8-A/A, filed with the SEC on May 30, 2001, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus until we or the underwriters sell all of the offered securities.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of these filings at no cost, by writing or calling us at the following address: Corporate Secretary, Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015, (847) 948-2000.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Statements throughout this prospectus that are not historical facts, (including material incorporated herein by reference) are forward-looking statements. These statements are based on our current expectations and involve numerous risks and uncertainties. Some of these risks and uncertainties are factors that affect all international businesses, while some are specific to us and the health care arenas in which we operate.

Many factors could affect our actual results, causing results to differ, and possibly differ materially, from those expressed in any such forward-looking statements. These factors include, but are not limited to, interest rates; technological advances in the medical field; economic conditions; demand and market acceptance risks for new and existing products, technologies and health-care services; the impact of competitive products and pricing; manufacturing capacity; new plant start-ups; global regulatory, trade and tax policies; regulatory, legal or other developments relating to the company’s Series A, AF and AX dialyzers; continued price competition; product development risks, including technological difficulties; ability to enforce patents; actions of regulatory bodies and other government authorities; reimbursement policies of government agencies; commercialization factors; results of product testing; and other factors described in this prospectus and in our other filings with the SEC.

Additionally, as discussed in the “Legal Proceedings” section of our most recently filed Quarterly Report on Form 10-Q, upon the resolution of certain legal matters, we may incur charges in excess of presently established reserves. Any such charge could have a material adverse effect on our results of operations or cash flows in the period in which it is recorded or paid.

Currency fluctuations are also a significant variable for global companies, especially fluctuations in local currencies where hedging opportunities are unreasonably expensive or unavailable. If the United States dollar strengthens against most foreign currencies, growth rates in our sales and net earnings could be negatively impacted. We believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, but there can be no assurance that the actual results or performance of the company will conform to any future results or performance expressed or implied by such forward-looking statements.

ABOUT THE COMPANY

Baxter International Inc. and our Subsidiaries

We were incorporated under Delaware law in 1931. Throughout the rest of this section, except as otherwise indicated in information incorporated by reference, “we” or “our” means Baxter International Inc., taken together with its subsidiaries as a consolidated enterprise. We engage in the worldwide development, manufacture and distribution of a diversified line of products, systems and services used primarily in the healthcare field. We manufacture products in 28 countries and sell them in over 100 countries. Healthcare is concerned with the preservation of health and with the diagnosis, cure, mitigation and treatment of disease and body defects and deficiencies. Our products are used by hospitals, clinical and medical research laboratories, blood and blood dialysis centers, rehabilitation centers, nursing homes, doctors’ offices and by patients, at home, under physician supervision.

We operate as a global leader in critical therapies for life-threatening conditions. Our continuing operations are comprised of three segments: Medication Delivery, which provides a range of intravenous solutions and specialty products that are used in combination for fluid replenishment, nutrition therapy, pain management, antibiotic therapy and chemotherapy; BioScience, which develops biopharmaceuticals, biosurgery products, vaccines and blood collection, processing and storage products and technologies; and Renal, which develops products and provides services to treat end-stage kidney disease. Our three businesses enjoy leading positions in the medical products and services fields.

USE OF PROCEEDS

Except as otherwise set forth in any Prospectus Supplement relating to the Offered Securities, we will use the net proceeds from the sale of the Offered Securities for working capital, to repay our existing debt, to fund acquisitions, for our capital expenditures and for general corporate purposes.

We will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement relating to the offering.

COMMON STOCK

In General

This description of our common stock is a summary. You should keep in mind, however, that it is our certificate of incorporation and our bylaws, and not this summary, which defines any rights you may acquire as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our certificate of incorporation and our bylaws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Subject to any preferential rights of any preferred stock created by our board of directors, as a holder of our common stock you are entitled to such dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent our board of directors specifies voting power for any preferred stock that, in the future, may be issued.

As a holder of our common stock, you are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors. In the event of our liquidation, dissolution or winding-up, you will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol “BAX”.

Rights Plan

In November 1998, our board of directors declared a dividend distribution of one right for each outstanding share of common stock. In February 2001, our board of directors declared a two-for-one stock split in the form of a 100% stock distribution to holders of our common stock.

As a result of the stock split, our rights plan was adjusted as of the end of May 2001, so that each share of our common stock is now accompanied by one-half of one right. Each full right entitles the holder to purchase from the Company one one-hundredth of a share of series B junior participating preferred stock at a price of $275 per one one-hundredth of a share, subject to adjustment. Initially, the rights are attached to all certificates representing our common stock and no separate rights certificates have been issued. The rights will separate from our common stock upon the earlier of:

•	ten business days following the public announcement that a person or group has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of our common stock; or

•	ten business days following the commencement of a tender or an exchange offer that would result in a person or group owning 15% or more of the outstanding shares of our common stock;

unless the person or group has offered to acquire all of the outstanding shares of our common stock and our independent directors have determined that such offer is in the best interests of the Company and its stockholders. The rights are not exercisable until one of the two events listed above has occurred and will expire on March 23, 2009.

Upon the happening of one of the events listed above, each right (other than rights held by the acquiring person) will be exercisable for our common stock having a value equal to two times the exercise price of the right. If the Company is acquired or sells 50% or more of its assets, then each right will be exercisable for common stock in the surviving or transferee corporation having a value equal to two times the exercise price of the right.

At any time up to ten days after the happening of one of the events listed above, Baxter may redeem the rights at a price of $.01 per right.

Other Charter and Bylaw Provisions

In addition, our restated certificate of incorporation (the “charter”) may have anti-takeover effects. Our charter provides, among other things, for a classified board of directors divided into three classes and stockholder action only at a stockholders’ meeting and not by written consent. In addition, our bylaws provide, among other things, that stockholders wishing to nominate a director at an annual meeting or at a special meeting called for the purpose of electing directors must comply with strict advance written notice provisions. Our bylaws also provide that special meetings of stockholders may be called only by the chairman of our board of directors, or certain of our officers, or by resolution of our directors.

PREFERRED STOCK

We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering of any such offered securities.

We will fix or designate the rights, preferences, privileges and restrictions, including any dividend rights, voting rights (if any), terms of redemption, retirement and sinking fund provisions (if any) and liquidation preferences (if any), of any series of preferred stock through a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are redeemable, convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The redemption, conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged or redeemed.

CONVERTIBLE PREFERRED STOCK

We will describe the particular terms of any series of convertible preferred stock in the prospectus supplement relating to the offering of any such offered securities.

We will fix or designate the conversion rights, preferences, privileges and restrictions, including any dividend rights, voting rights (if any), terms of redemption, retirement and sinking fund provisions (if any) and liquidation preferences (if any), of any series of convertible preferred stock through a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into our debt securities or common stock in the prospectus supplement relating to the offering. The conversion, redemption or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock that you will receive as a holder of convertible preferred stock would be converted or exchanged or redeemed.

STOCK AND DEBT WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities issued by us. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to any warrants that we offer.

We will also describe in the applicable prospectus supplement the amount of securities called for by the warrants, any amount of warrants outstanding, and any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock or common stock purchasable upon any such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of shares of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. Exercise a warrant may occur, as described in the applicable prospectus supplement relating to the warrants, at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities deliverable upon the exercise of any warrant reasonably promptly after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

CONVERTIBLE DEBT SECURITIES

We will describe the particular terms of any series of convertible debentures or other convertible debt issuable by us, in the prospectus supplement relating to any such offered securities.

We will fix or designate the rights, preferences, privileges and restrictions, including conversion rights, interest rate and other rights, including terms of redemption, retirement and sinking fund provisions (if any) and liquidation preferences, if any, of any series of convertible debt through an instrument adopted by our board of directors or a duly authorized committee of our board of directors. We will describe the terms, if any, on which such instruments are convertible or exchangeable into common stock in the prospectus supplement relating to the applicable offering. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock that you will receive as a holder of the convertible debt would be converted or exchanged or redeemed.

EQUITY PURCHASE CONTRACTS AND EQUITY PURCHASE UNITS

We may issue any form of equity purchase contracts, including contracts obligating you to purchase from us, and for us to sell to you, a specific number of shares of common stock or preferred stock, or other equity, at a future date or dates. The price per share of preferred stock or common stock or other equity may be fixed at the time the equity purchase contracts are issued or may be determined by reference to a specific formula described in the equity purchase contracts. We may issue the equity purchase contract separately or as a part of units consisting of an equity purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock or other equity under the purchase contracts. The equity purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or pre-funded on some basis. The equity purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any equity purchase contracts or equity purchase units.

DEBT SECURITIES

The debt securities will be our unsecured and unsubordinated obligations issued in one or more series and will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issued under an indenture to be entered into between us and Bank One Trust Company, N.A., as trustee. The terms of any series of debt securities will be those specified in the indenture, as amended or supplemented from time to time, and in the certificates evidencing that series of debt securities.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the indenture and the form of certificate evidencing the applicable debt securities, each of which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities. The provisions of the indenture and the debt certificates, including defined terms, are incorporated by reference in this prospectus. Terms used in this section have the meanings assigned to those terms in the indenture. When we refer to “we”, “us” or “our” in this section or when we otherwise refer to ourselves in this section, we mean Baxter International Inc., excluding, unless otherwise expressly stated or the context otherwise requires, our subsidiaries.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that we may issue debt securities of any series in an amount up to the aggregate principal amount which is authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the price or prices at which we will issue debt securities of the series;

•	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, that will used to determine those dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, that will be used to determine those rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, that will be used to determine those dates;

•	the dates on which the interest, if any, on the debt securities of the series will commence accruing and will be payable and the record dates for the payment of interest;

•	the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange;

•	the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which we will repurchase debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	if other than United States dollars, the currency to be used to purchase the debt securities of the series and the currency to be used for payments on debt securities of the series, and the ability or the ability of the holders of debt securities of the series, if any, to have payments made in any other currency;

•	any addition to, or modification or deletion of, any covenant or event of default with respect to debt securities of the series;

•	whether the debt securities of the series are to be issuable in registered or bearer form or both and, if in bearer form, whether we will issue any debt securities of the series in temporary or permanent global form and, if so, the identity of the depositary for the global debt security;

•	whether and under what circumstances we will pay any additional amounts in respect of certain taxes, assessments or other governmental charges imposed on holders of the series of debt securities who are United States Aliens (“additional amounts”) and, if so, whether we will have the option to redeem the series of debt securities rather than pay any additional amounts;

•	the person to whom any interest on any registered securities of the series of debt securities will be payable, if different than the person in whose name a registered security is registered at the close of business on the regular record date for that payment;

•	the manner in which, or the person to whom, any interest on any bearer security of the series of debt securities will be payable, if different than upon presentation and surrender of the coupons relating to the bearer security;

•	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

•	the portion of the principal amount of the series of debt securities which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple of $1,000, in the case of registered securities, or $5,000, in the case of bearer securities;

•	if the amount of payments on the series of debt securities may be determined with reference to an index, formula or other method or methods (“indexed securities”) and the manner used to determine those amounts; and

•	any other terms of debt securities of the series.

As used in this prospectus and any prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the series of debt securities include the payment of additional amounts, if any, required by the series of debt securities in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or currency unit or if the principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in a foreign currency or currency unit, the specific terms of those debt securities and the applicable foreign currency or currency unit will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. If expressly provided in the applicable prospectus supplement, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series or establish additional or different terms of that series.

Registration, transfer, payment and paying agent

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person, as defined below, other than offices located outside the United States of specified United States financial institutions. “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. “United States” means the United States of America, including the states thereof and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The applicable procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other types of securities, at an office or agency maintained by the trustee in the Borough of Manhattan, The City of New York. However, we, at our option, may make payments of interest on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. No service charge will be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other types of securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer securities are payable in United States dollars, payments on those bearer securities may be made at the corporate trust office of the trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, if, but only if, payment of the full amount due on the bearer securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series having the same terms to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered security, or portion of any registered security, selected for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security selected for redemption, except to exchange a bearer security for a registered security of that series having the same terms that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Book-entry debt securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the debt securities to be redeemed.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless

DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described in this prospectus, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time by giving reasonable notice to use or the trustee. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Securities Exchange Act and a successor depositary for the debt securities of the series is not appointed within 90 days of the notification or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

•	an event of default under the indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver to the trustee certificates for the debt securities of that series, which will deliver the certificates in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that DTC will direct. It is expected that these directions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt securities.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Outstanding debt securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture:

•	the principal amount of an original issue discount security that will be deemed to be outstanding for these purposes will be that portion of the principal amount of the original issue discount security that could be declared to be due and payable upon a declaration of acceleration of the original issue discount security as of the date of the determination;

•	the principal amount of any indexed security that will be deemed to be outstanding for these purposes will be the principal face amount of the indexed security determined on the date of its original issuance;

•	the principal amount of a debt security denominated in a foreign currency that will be deemed to be outstanding for these purposes will be the United States dollar equivalent, determined on the date of original issue of the debt security, of the principal amount of the debt security; and

•	a debt security owned by us or any obligor on the debt security or any affiliate of ours or the other obligor will not be deemed to be outstanding.

Redemption and repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption or option to repurchase any series of debt securities.

Restrictive Covenants

Restrictions on the creation of secured debt. The indenture provides that we will not, and will not cause or permit a restricted subsidiary to, create, incur, assume or guarantee any indebtedness borrowed by us or our restricted subsidiaries that is secured by a security interest in any of our principal facilities or shares of stock owned directly or indirectly by us or a restricted subsidiary or by indebtedness borrowed by one of our restricted subsidiaries from us or another of our restricted subsidiaries (“secured debt”) unless the debt securities will be secured equally and ratably with or prior to the secured debt, with exceptions as listed in the indenture. These restrictions do not apply to indebtedness secured by:

•	security interests on any property, which is a parcel of real property at a manufacturing plant, a warehouse or an office building and which is acquired, constructed, developed or improved by us or a restricted subsidiary, which secures or provides for the payment of all or any part of the acquisition cost of the property or the cost of the construction, development or improvement of the property and which is created prior to, at the same time or within 120 days after the completion of the acquisition of the property or the later to occur of the completion, development or improvement or the commencement or operation, use or commercial production of the property;

•	security interests on property at the time of its acquisition by us or a restricted subsidiary which secure obligations assumed by us or a restricted subsidiary;

•	security interests arising from conditional sales agreements or title retention agreements with respect to property acquired by us or any of our restricted subsidiaries;

•	security interests existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time the corporation or firm becomes a restricted subsidiary or is merged or consolidated with us or a restricted subsidiary or or sells, leases or otherwise disposes of substantially all of its property to us or one of our restricted subsidiaries;

•	security interests securing indebtedness of a restricted subsidiary owed to us or to another restricted subsidiary;

•	mechanics’ and other statutory liens in respect of obligations not due or being contested;

•	security interests for taxes, assessments or governmental changes or levies not yet delinquent or security interests for taxes, assessments or governmental changes or levies already delinquent but which are being contested;

•	security interests arising in connection with legal proceedings, including judgment liens, so long as the proceedings are being contested and, in the case of judgment liens, the execution has been stayed;

•	landlords’ liens on fixtures;

•	security interests arising in connection with contracts and subcontracts with or made at the request of the United States, any state, or any department, agency or instrumentality of the Unites States or any state;

•	security interests that secure an obligation issued by the United States of America or any state, territory or possession of the United States or any of their political subdivisions or the District of Columbia, in connection with the financing of the cost of construction or acquisition of a principal facility or a part of a principal facility;

•	security interests by reason of deposits to qualify us or a restricted subsidiary to conduct business, to maintain self-insurance, or to comply with law;

•	the extension of any security interest existing on the date of the indenture on a principal facility to additions, extensions or improvements to the principal facility and not as a result of borrowing money or the securing of indebtedness incurred after the date of the indenture; and

•	any extension, renewal or refunding, or successive extensions, renewals or refundings, in whole or in part of by secured debt secured by any security interest listed to above, provided that the principal amount of the secured debt does not exceed the principal amount outstanding immediately prior to the extension, renewal or refunding and that the security interest securing the secured debt is limited to the property which, immediately prior to the extension, renewal or reducing, secured the secured debt and additions to the property.

For purposes of the indenture, our “principal facilities” are our manufacturing plants, warehouses, office buildings or parcels of real property owned by us or any of our restricted subsidiaries, provided each plant, warehouse, office building or parcel of real property has a gross book value, without deduction for any depreciation reserves, in excess of 2% of consolidated net tangible assets other than any facility which is determined by our board of directors to not be of material importance. For purposes of the indenture, our consolidated net tangible assets are the total amount of assets which would be included on our consolidated balance sheet under generally accepted accounting principles after deducting all short-term liabilities and liability items, except for indebtedness payable more than one year from the date of incurrence and all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other like intangibles except for prepaid royalties.

In addition to the foregoing, we and our restricted subsidiaries may create, incur, assume or guarantee secured debt, without equally and ratably securing the debt securities, if and only to the extent that, the sum of

•	the amount of secured debt entered into after the date of the indenture, other than secured debt permitted as listed in the preceding paragraph, plus

•	the aggregate value of sale and leaseback transactions entered into after the date of the indenture, other than sale and leaseback transactions permitted under the second bullet point under “Restrictions on sale and leaseback transactions,”

does not exceed 5% of our consolidated net tangible assets.

For purposes of the indenture, our “restricted subsidiaries” are those corporations in which we own voting securities entitling us to elect a majority of the directors and which are either designated as restricted subsidiaries in accordance with the indenture or:

•	existed as such on the date of the indenture or is the successor to, or owns, any equity interest in, a corporation which so existed;

•	has its principal business and assets in the United States;

•	the business is other than the obtaining of financing in capital markets outside the United States or the financing of the acquisition or disposition of real or personal property or dealing in real property for residential or office building purposes; and

•	does not have assets substantially all of which consist of securities of one or more corporations which are not restricted subsidiaries.

Restrictions on sale and leaseback transactions. The indenture provides that we will not, and will not permit any restricted subsidiary to, enter into any sale or transfer of any principal facility which has been in operation, use or commercial production for more than 120 days prior to the sale or transfer, or which, in the case of a principal facility which is a parcel of real property other than a manufacturing plant, warehouse or office building, has been owned by us or one of our restricted subsidiaries for more than 120 days prior to the sale or transfer, if the sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease, of the principal facility to us or one of our restricted subsidiaries, except a lease for a period not exceeding 36 months or that secures or relates to obligations issued by the United States, or any state, in connection with the financing of the cost of construction or acquisition of the principal facility (“sale and leaseback transaction”), unless:

•	we or our restricted subsidiary would be entitled to incur secured debt permitted by the indenture only by reason of the provision described in the second paragraph under the sub-heading “Restrictions on the creation of secured debt” equal in amount to the value of the sale and leaseback transaction without equally and ratably securing the debt securities; or

•	we or our restricted subsidiary apply within one year, or commit to apply within one year, an amount equal to the net proceeds of the property sold pursuant to the sale and leaseback transaction to:

—the	acquisition, construction or improvement of properties which are or will be a principal facility, or

—the	optional redemption of debt securities or to the repayment of other superior indebtedness of us or of any restricted subsidiary.

For purposes of the indenture, “superior indebtedness” means any of our obligations, or the obligations of any of our restricted subsidiaries, which:

•	when created, are payable at least one year later;

•	should be shown on our consolidated balance sheet in accordance with generally accepted accounting principles; and

•	are not subordinate and junior in right of payment to the prior payment of our debt securities.

Instead of applying all or any part of the proceeds of a sale and leaseback transaction to the redemption of debt securities, we may deliver to the trustee, within one year of the transfer, debt securities for cancellation and thereby reduce the amount to be applied to the redemption of debt securities by an amount equivalent to the aggregate principal amount of the debt securities delivered. Debt securities so redeemed or delivered will not be used as credits against any mandatory sinking fund payments.

Restrictions on transfers of principal facilities. The indenture provides that we will not, nor will we permit any restricted subsidiary to, transfer any principal facility to any of our subsidiaries which is not a restricted subsidiary unless we or it apply within one year, or commit to apply within one year, an amount equal to the fair value of the principal facility at the time of the transfer:

•	to the acquisition, construction, development or improvement of a principal facility or part of a principal facility; or

•	to the optional redemption of debt securities or to the repayment of our superior indebtedness or the superior indebtedness of any of our restricted subsidiaries.

In lieu of applying all or any part of the amount to the redemption of securities, we may deliver to the trustee securities for cancellation and thereby reduce the amount to be applied to the redemption of securities by the principal amount of the securities so delivered. Securities so redeemed or delivered will not be used as credits against any mandatory sinking fund payments.

Restrictions on mergers, consolidations and transfers of assets

The indenture provides that we will not consolidate or merge into or transfer or lease all or substantially all of our assets to another person unless:

•	in the case of a merger, we are the surviving corporation in the merger; or

•	the person into which we are merged or which acquires all or substantially all of our assets is a corporation organized under the laws of the United States, any state or the District of Columbia, and assumes all of our obligations relating to the securities and the indenture, and immediately after the transaction no default exists.

Upon any the consolidation, merger or transfer, the successor corporation will be substituted for us under the indenture. The successor corporation may then exercise all of our powers and rights under the indenture, and we will be released from all of our liabilities and obligations in respect of the securities and the indenture. In the event we lease all or substantially all of our assets, the lessee corporation will be our successor and may exercise all of our powers and rights under the indenture but we will not be released from our obligations to pay the principal of and interest on the securities.

Events of default

Unless otherwise specified in the applicable prospectus supplement, an “event of default” with respect to the debt securities of any series is defined in the indenture as being:

•	default in payment of any interest on, or any additional amounts payable with respect to any interest on, any of the debt securities of that series or any coupon relating to the debt securities when due, and continuance of the default for a period of 30 days;

•	default in payment of any principal of or premium, if any, on, or any additional amounts payable with respect to any principal of or premium, if any, on, any of the debt securities of that series when due, whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise;

•	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

•	default by us in the performance, or breach, of any other covenant or warranty in the indenture or in any debt security of that series, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach, without that default or breach having been cured or waived, for a period of 60 days after the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding give notice to us, or in the case of notice by the holders, to us and the trustee, specifying the default or breach;

•	our failure to make any payment when due, including any applicable grace period, relating to our indebtedness which is in an amount in excess of $50,000,000, or our default with respect to any of our indebtedness that results in acceleration of indebtedness which is in an amount in excess of $50,000,000;

•	specified events of bankruptcy, insolvency or reorganization with respect to us or any of our restricted subsidiaries; or

•	any other event of default established for the debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, additional amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. In the case of a default in the performance or the breach of any covenant or warranty in the indenture with respect to debt securities or that series, no notice will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.

The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization with respect to any series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, the lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to any series of debt securities occurs, the principal of, or if debt securities of that series are original issue discount securities, the lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee reasonable indemnity.

Subject to this requirement, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether we are in default under the terms of the indenture.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.

Modification and waivers

The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security issued under the indenture affected by the modification or amendment, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any additional amounts, if any, with respect to any debt securities issued under the indenture;

•	reduce the principal of or any premium on any debt securities or reduce the rate of interest on or the redemption or repurchase price of any debt security, or any additional amounts with respect to any debt securities, or change our obligation to pay additional amounts;

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity of the debt security;

•	adversely affect any right of repayment or repurchase at the option of any holder;

•	change any place where or the currency in which the principal of to, any debt securities are payable;

•	impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of redemption, on or after the redemption date; or

•	reduce the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

•	to evidence the succession of another person to us under the indenture and the assumption of our obligations contained in the indenture and the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture with respect to all or any series of debt securities issued under the indenture;

•	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series and any related coupons, including, deletions from or additions or changes to the indenture in connection with the modification or amendment, so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

•	to cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of the debt securities of any series then outstanding;

•	to add any additional events of default with respect to all or any series of debt securities; or

•	to amend or supplement any provision contained in the indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement that is entitled to the benefits of that provision.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Discharge, defeasance and covenant defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture will cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture, when:

•	either

—all	outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

—all	debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in United States dollars, in the foreign currency in which the debt securities of that series are payable, or direct or indirect obligations of the United States or the government which issued the applicable foreign currency (“government obligations”) in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any, and, to the extent that the debt securities of that series provide for the payment of additional amounts and the amount of any additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, those additional amounts, to the date of the deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

•	the trustee has received an officers’ certificate and an opinion of counsel called for by the indenture.

If the debt securities of any series provide for the payment of additional amounts, we will remain obligated, following the deposit described above, to pay additional amounts on those debt securities to the extent that they exceed the amount deposited in respect of those additional amounts as described above.

Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either

•	to defease and be discharged from all of our obligations with respect to that series of debt securities (“defeasance”), except for, among other things,

—the	obligation to pay additional amounts with respect to payments on that series of debt securities to the extent that those additional amounts exceed the amount deposited in respect of those amounts as provided below,

—the	obligation to register the transfer or exchange of those debt securities,

—the	obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,

—the	obligation to maintain an office or agency in respect of that series of debt securities,

—the	obligation to hold moneys for payment in trust, and

—the	obligation, if applicable, to repurchase or repay debt securities of that series at the option of the holders in accordance with their terms, or

•	to be released from our obligations with respect to the debt securities of the series under specified covenants in the indenture including those described under the heading “Restrict Covenants” and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to that series of debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in United States dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and any interest on, and, to the extent that the debt securities of that series provide for the payment of additional amounts and the amount of the additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, the additional amounts with respect to, that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

The defeasance or covenant defeasance described above will only be effective if, among other things:

•	it will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

•	in the case of defeasance, we will have delivered to the trustee an opinion of independent counsel confirming that

—	we have received from or there has been published by the Internal Revenue Service a ruling, or

—	since the date of the indenture there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel will confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•	in the case of covenant defeasance, we will have delivered to the trustee an opinion of independent counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest and additional amounts, if any, with respect to the debt securities of that series provided those debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem those debt securities on that date; and

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to debt securities of that series will have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no event of default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or any restricted subsidiary or event which with notice or lapse of time or both would become an event of default will have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

•	the holder of a debt security of that series is entitled to, and does, elect under the indenture or the terms of that debt security to receive payment in a currency other than the currency in which the deposit has been made, or

•	a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made,

the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium, if any, and interest, if any, on that debt security as it becomes due out of the proceeds yielded by converting the amount deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on, in the case of payments made under the first bullet above, the applicable market exchange rate for the foreign currency in effect on the second business day before the payment date, or, with respect to a conversion event, the applicable market exchange rate for the foreign currency in effect, as nearly as feasible, at the time of the conversion event.

For purposes of the indenture, a “conversion event” is the cessation of the use of a foreign currency both by the government of the country or the confederation which issued the foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or any currency unit or composite currency for the purposes for which it was established.

In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Regarding the trustee

We and our subsidiaries may maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business, and the trustee and its affiliates may from time to time in the future provide us with banking and financial services in the ordinary course of their business.

PLAN OF DISTRIBUTION

We may sell any or all of the offered securities through agents, underwriters, dealers or directly to purchasers. Agents who we designate may solicit offers to purchase the securities.

•	We will name any agent involved in offering or selling securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriters will use our prospectus supplement to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we, as principal, will sell the securities to the dealer.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in our prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

In addition, from time to time, underwriters may offer and sell our common stock (or certain of the other offered securities) at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may also receive commissions from purchasers of the securities for whom they may act as agent.

Shares of our common stock may also be sold in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Each series of securities, except for our common stock, will be a new issue of securities and will have no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS

The validity of the securities to be offered by this prospectus was passed upon for us by Thomas J. Sabatino, Jr., our Senior Vice President and General Counsel as of the date of his opinion. As of such date, Mr. Sabatino owned shares of, and options on, our common stock, both directly, and as a participant in various stock and employee benefit plans.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K of Baxter International Inc. for the year ended December 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited consolidated financial information of Baxter International Inc. for the quarterly periods ended March 31, 2004, June 30, 2004, September 30, 2004 and March 31, 2005, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However their separate reports dated (i) May 6, 2004 with respect to the quarter ended March 31, 2004, except as to Note 1A which is as of August 9, 2004 and Note 1B which is as of March 28, 2005, (ii) August 9, 2004 with respect to the quarter ended June 30, 2004, except as to Note 2A which is as of March 28, 2005, (iii) November 4, 2004 with respect to the quarter ended September 30, 2004, except as to Note 1A which is as of March 28, 2005, and (iv) May 3, 2005 with respect to the quarter ended March 31, 2005, each of which is incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not “reports” or “parts” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

PROSPECTUS DATED JUNE 9, 2005

Baxter International Inc.

Up to $3,000,000,000 of

Common Stock, $1 Par Value

Preferred Stock

Convertible Preferred Stock

Warrants to Purchase Common Stock or Debt Securities

Convertible Debt Securities

Equity Purchase Contracts

Equity Purchase Units

Debt Securities

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

Registration Fee—Securities and Exchange Commission	$184,000
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	10,000
Miscellaneous	1,000

Total	$210,000

*	All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person’s conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article NINTH of the Restated Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify its directors and officers against certain liabilities that may arise as a result of such service to the fullest extent permitted by the General Corporation Law of the State of Delaware.

The Registrant is also empowered by section 102(b) of the General Corporation Law of the State of Delaware to include a provision in its certificate of incorporation to limit a director’s liability to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article EIGHTH of the Restated Certificate of Incorporation states that directors of the Registrant shall not be liable for monetary damages for breach of fiduciary duty “[t]o the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended.” Under currently applicable Delaware law, directors will remain liable for damages for (i) a breach of their duty of loyalty to the Registrant and its stockholders; (ii) acts or omissions not in good faith; (iii) their intentional misconduct or knowing violation of law; (iv) improper dividend payments, stock repurchases or redemptions; and (v) any transaction from which the director derived an improper personal benefit.

The Registrant maintains insurance policies under which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers which could include liabilities under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Registrant has entered into indemnification agreements with its officers and directors, which its stockholders have approved or ratified. These agreements provide for full indemnification, including indemnification for judgments or settlements against an officer or director in favor of the Registrant, with certain exceptions. This indemnity could apply to liabilities under the Securities Act of 1933 in certain circumstances.

The proposed form of underwriting agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities. Similar indemnification provisions were contained in the underwriting agreements executed in connection with prior offerings and sales of securities by the Registrant.

Item 16. Exhibits

Number	Description
**1.1	Form of underwriting agreement.

4.1	Restated Certificate of Incorporation, as amended, including Certificate of Designation of Series B Junior Participating Preferred Stock and Certificate of Elimination of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on August 7, 2002).

4.2	Amended and Restated Bylaws, as amended September 28, 2004 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed on October 1, 2004).

4.3	Indenture, dated as of April 26, 2002, between the Company and Bank One Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.5 to Amendment No. 1 to Form 8-A (File No. 1-4448), filed on December 23, 2002).

4.4	Form of Debenture with optional sinking fund and redemption provisions (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Registration No. 33-1665), filed on November 20, 1985).

4.5	Form of Note with optional redemption provisions (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (Registration No. 33-1665), filed on November 20, 1985).

4.6	Form of Deep Discount Note or Debenture (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (Registration No. 33-1665), filed on November 20, 1985).

4.7	Form of Zero Coupon Note or Debenture (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (Registration No. 33-1665), filed on November 20, 1985).

4.8	Form of Extendible Note (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (Registration No. 33-1665), filed on November 20, 1985).

4.9	Form of Floating Rate Note (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-3 (Registration No. 33-1665), filed on November 20, 1985).

4.10	Form of Medium-Term Note (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3 (Registration No. 33-1665), filed on November 20, 1985).

**5	Opinion of Thomas J. Sabatino, Jr., Senior Vice President and General Counsel of the Company.

*15	Letter re Unaudited Interim Financial Information.

*23.1	Consent of PricewaterhouseCoopers LLP.

**23.2	Consent of Thomas J. Sabatino, Jr. (included in Exhibit 5).

*24	Powers of Attorney (contained in the signature page to this Registration Statement).

**25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A. as trustee under the Indenture (incorporated by reference to Exhibit 25 to Amendment No. 1 to Form 8-A (File No. 1-4448), filed on December 23, 2002).

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The Registrant hereby undertakes:

(1)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on June 9, 2005.

BAXTER INTERNATIONAL INC.

By:	/S/ ROBERT L. PARKINSON, JR.
Name: Title:	Robert L. Parkinson, Jr. Chairman of the Board, Chief Executive Officer and President

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Parkinson, Jr., the Chairman of the Board, Chief Executive Officer and President of the Registrant, John J. Greisch, Corporate Vice President and Chief Financial Officer of the Registrant, and Robert M. Davis, Corporate Vice President and Treasurer of the Registrant, and each of them, and any successor or successors to such offices held by each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ ROBERT L. PARKINSON, JR Robert L. Parkinson, Jr.	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	June 9, 2005

/S/ JOHN J. GREISCH John J. Greisch	Corporate Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	June 9, 2005

/S/ WALTER E. BOOMER Walter E. Boomer	Director	June 9, 2005

/S/ BLAKE E. DEVITT Blake E. Devitt	Director	June 9, 2005

/S/ JOHN D. FORSYTH John D. Forsyth	Director	June 9, 2005

SIGNATURE	TITLE	DATE

/S/ GAIL D. FOSLER Gail D. Fosler	Director	June 9, 2005

/S/ JAMES R. GAVIN III, M.D., PH.D. James R. Gavin III, M.D., Ph.D.	Director	June 9, 2005

/S/ PETER S. HELLMAN Peter S. Hellman	Director	June 9, 2005

/S/ JOSEPH B. MARTIN, M.D., PH.D. Joseph B. Martin, M.D., Ph.D.	Director	June 9, 2005

/S/ CAROLE UHRICH SHAPAZIAN Carole Uhrich Shapazian	Director	June 9, 2005

/S/ THOMAS T. STALLKAMP Thomas T. Stallkamp	Director	June 9, 2005

/S/ K.J. STORM K.J. Storm	Director	June 9, 2005

/S/ ALBERT P.L. STROUCKEN Albert P.L. Stroucken	Director	June 9, 2005